UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2007, we entered into an agreement for the sale and issuance (the “Offering”) of an aggregate of 6.25 million shares of our common stock, $.001 par value per share (the “Common Stock”), at a purchase price of $8.00 per share, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), dated as of September 28, 2007 between our company and the various institutional investors listed therein (the “Investors”). At the closing of the Offering, we will receive gross proceeds of approximately $50 million, which are expected to be applied to the construction of new pork processing plants, acquisitions, expenses of the Offering and working capital.

In connection with the transactions contemplated by the Purchase Agreement, we have granted the Investors registration rights with respect to the shares of Common Stock purchased in the Offering. Upon closing of the Offering, we will be obligated to file a registration statement on Form S-1 (the “Registration Statement”) within seventy-five (75) days after the closing date and to use our reasonable best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission as promptly as possible after filing. We will be obligated to maintain the effectiveness of the Registration Statement until the earliest of (i) the second anniversary date of the registration statement, (ii) the date on which all shares registered thereunder have been sold or (iii) the date on which all shares registered thereunder may be sold without volume restrictions pursuant to Rule 144 of the Securities and Exchange Act of 1934.

TerraNova Capital Partners, Inc. and Roth Capital Partners, LLC acted as co-placement agents (together, the “Placement Agents”) for the Offering. In connection with the Offering, the Placement Agents will receive an aggregate cash fee equal to seven percent of the proceeds of the Offering and placement agent warrants to purchase a number of shares of Common Stock equal to seven percent of the aggregate number of shares of Common Stock sold to Investors. The placement agent warrants will have an initial exercise price of $8.00 per share and will be exercisable for a period of five years.

The above discussion describes certain of the material terms of the Offering and is not a complete description of the terms of the transaction. The above discussion is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 26, 2007, Yunchun Wang resigned as a member of our board of directors. To our knowledge, his resignation was not tendered because of a disagreement relating to our operations, policies or practices, nor was Mr. Wang removed for cause.

Effective September 26, 2007, Yaoguo Pan was appointed to our board of directors to fill the vacancy created by the resignation of Mr. Wang. To date, Mr. Pan has not been named to any committees of our board of directors. For his service as a director on our board, Mr. Pan will be compensated at the rate of $30,000 per year.

Since 1990, Mr. Pan has been employed as a researcher at the Development Research Center, a policy research and consulting institution operating directly under the State Council of China, where he is responsible for conducting research concerning the meat industry, including the areas of food supply, animal husbandry and food nutrition. From 1987 to 1990, Mr. Pan served as an assistant researcher at China’s Central Rural Policy Research Office and from 1982 to 1987, Mr. Pan was responsible for conducting research and investigations in the areas of rural policy at China’s Central Secretariat Rural Research Office.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Document

10.1	Securities Purchase Agreement, dated as of September 28, 2007, between Zhongpin Inc. and the investors listed therein.

10.2	Registration Rights Agreement, dated as of September 28, 2007, between Zhongpin Inc. and the investors listed therein.

10.3	Form of Placement Agent Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer

Dated: October 2, 2007

EXHIBIT INDEX

Exhibit No.	Document

10.1	Securities Purchase Agreement, dated as of September 28, 2007, between Zhongpin Inc. and the investors listed therein.

10.2	Registration Rights Agreement, dated as of September 28, 2007, between Zhongpin Inc. and the investors listed therein.

10.3	Form of Placement Agent Warrant.